REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Trustees of Eaton Vance Municipals
Trust and Shareholders of Eaton Vance
Alabama Municipals Fund, Eaton Vance
Arkansas Municipals Fund, Eaton Vance
Georgia Municipals Fund, Eaton Vance
Kentucky Municipals Fund, Eaton Vance
Louisiana Municipals Fund, Eaton Vance
Maryland Municipals Fund, Eaton Vance
Missouri Municipals Fund, Eaton Vance
North Carolina Municipals Fund, Eaton
Vance Oregon Municipals Fund, Eaton
Vance South Carolina Municipals Fund,
Eaton Vance Tennessee Municipals Fund
and Eaton Vance Virginia Municipals Fund:
In planning and performing our audits of the
financial statements of Eaton Vance
Alabama Municipals Fund, Eaton Vance
Arkansas Municipals Fund, Eaton Vance
Georgia Municipals Fund, Eaton Vance
Kentucky Municipals Fund, Eaton Vance
Louisiana Municipals Fund, Eaton Vance
Maryland Municipals Fund, Eaton Vance
Missouri Municipals Fund, Eaton Vance
North Carolina Municipals Fund, Eaton
Vance Oregon Municipals Fund, Eaton
Vance South Carolina Municipals Fund,
Eaton Vance Tennessee Municipals Fund
and Eaton Vance Virginia Municipals Fund
(collectively, the "Funds"), (certain of the
funds constituting Eaton Vance Municipals
Trust), as of and for the year ended August
31, 2008, in accordance with the standards
of the Public Company Accounting
Oversight Board (United States), we
considered the Funds' internal control over
financial reporting, including controls over
safeguarding securities, as a basis for
designing our auditing procedures for the
purpose of expressing our opinion on the
financial statements and to comply with the
requirements of Form N-SAR, but not for
the purpose of expressing an opinion on the
effectiveness of the Funds' internal control
over financial reporting.  Accordingly, we
express no such opinion.
The management of the Funds is responsible
for establishing and maintaining effective
internal control over financial reporting.  In
fulfilling this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related
costs of controls.  A fund's internal control
over financial reporting is a process
designed to provide reasonable assurance
regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles.  A fund's internal
control over financial reporting includes
those policies and procedures that (1) pertain
to the maintenance of records that, in
reasonable detail, accurately and fairly
reflect the transactions and dispositions of
the assets of the funds; (2) provide
reasonable assurance that transactions are
recorded as necessary to permit preparation
of financial statements in accordance with
generally accepted accounting principles,
and that receipts and expenditures of the
funds are being made only in accordance
with authorizations of management of the
funds and trustees of the trust; and (3)
provide reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use, or disposition
of a fund's assets that could have a material
effect on the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.  Also,
projections of any evaluation of
effectiveness to future periods are subject to
the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or
operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect misstatements
on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility
that a material misstatement of the fund's
annual or interim financial statements will
not be prevented or detected on a timely
basis.
Our consideration of the Funds' internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Funds' internal control
over financial reporting and their operation,
including controls for safeguarding
securities, that we consider to be a material
weakness, as defined above, as of August
31, 2008.
This report is intended solely for the
information and use of management and the
Trustees of Eaton Vance Municipals Trust
and the Securities and Exchange
Commission and is not intended to be and
should not be used by anyone other than
these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
October 15, 2008